News Release

Wednesday, July 13, 2005

Gannett Co., Inc. Releases June Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the sixth period ended June 26, 2005 increased slightly, resulting primarily from higher demand for advertising at the company's local, domestic newspapers offset by declines in its Broadcasting and UK operations' results. Broadcasting revenues decreased 7.7 percent reflecting, in part, significantly lower political ad spending. The exchange rate of Sterling had almost no impact on results this period as the exchange rate was virtually flat year-over-year.

June

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in June advanced 0.8 percent compared with the sixth period in 2004 on a 3.6 percent decline in ROP volume and a 0.2 percent decline in preprint distribution.

Pro forma local advertising revenues were up 0.9 percent on a 5.8 percent decline in ROP ad volume in June. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., across all products, local ad revenue gains were achieved in the consumer electronics, health and telecommunications categories while the furniture, entertainment, financial, restaurants, and home improvement categories lagged last year's comparable period.

Pro forma classified revenues rose 2.6 percent in the sixth period on a 1.9 percent decline in ROP ad volume. Employment revenues rose 3.7 percent, real estate revenues were up 3.3 percent and automotive revenues were 4.7 percent lower compared to last year's sixth period. Classified results in our domestic newspapers were stronger than in the UK. Employment revenues were up 17.3 percent in the U.S.

Pro forma national advertising revenues in June were 4.7 percent lower on a 10.1 percent decline in ad volume. National volume at the company's local domestic newspapers was down 9.8 percent in the period. At USA TODAY, advertising revenues were 7.6 percent lower on a 6.4 percent decline in paid ad pages to 363 from 388. For the sixth period, at USA TODAY, strength in the automotive, financial and packaged goods categories were more than offset by weakness in the entertainment, travel, retail and telecommunications categories.

Pro forma broadcasting revenues, which include Captivate, declined 7.7 percent in the period. Television revenues were 8.1 percent lower reflecting significantly lower political advertising. Local revenues increased slightly while national revenues declined 19.5 percent.

Second Quarter

For the second quarter of 2005, total pro forma operating revenues increased 2.1 percent and would have increased 1.6 percent on a constant currency basis.

Newspaper advertising revenues, on a pro forma basis, for the second quarter advanced 3.1 percent and would have been 2.6 percent higher on a constant currency basis.

For the second quarter, pro forma local advertising was up 2.6 percent and would have increased 2.3 percent on a constant currency basis.

Pro forma classified revenues for the quarter were up 4.9 percent and on a constant currency basis would have been 4.0 percent higher. Employment revenues advanced 7.8 percent; real estate revenues increased 6.5 percent while auto revenues were 5.0 percent lower. On a constant currency basis for the quarter, employment and real estate revenues would have been up 6.8 percent and 5.4 percent, respectively, while auto revenues would have been down 5.5 percent.

Pro forma national advertising was down slightly for the second quarter. At USA TODAY, advertising revenues fell 1.4 percent in the second quarter. Paid advertising pages totaled 1,191 compared with 1,267 in the second quarter of 2004, a 6.0 percent decline.

Pro forma broadcasting revenues for the quarter declined 6.9 percent and television revenues were 7.9 percent lower reflecting lower political advertising. Based on current pacings, television revenues for the third quarter of 2005 would be below last year's third quarter in the high teens. This is due, in part, to the absence of very significant political and Olympic advertising that benefited the third quarter of 2004.

*                *                *

In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share from Nielsen//Net Ratings. In June, Gannett's consolidated domestic Internet audience share totaled 20 million unique visitors reaching approximately 13 percent of the Internet audience. Newsquest is also an Internet leader in the United Kingdom where its network Web sites attracted more than 40 million monthly page impressions from approximately 2.9 million unique users in June.

The pro forma advertising and circulation revenue statistics include the results for HomeTown Communications (acquired in late March 2005), Captivate (acquired in April 2004) and NurseWeek (acquired in February 2004). The pro forma other revenue statistics include the results for PointRoll, Inc. (acquired in June 2005). Ad linage for Newsquest, Clipper and NurseWeek are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Gannett Co., Inc. is a leading international news and information company that publishes 101 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns more than 800 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 21 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

#            #           #

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                         Period 6 (May 30, 2005 - June 26, 2005)
                                                                          %
                              2005            2004           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   173,693,000 $   172,181,000   $   1,512,000    0.9
National                    64,175,000      67,316,000      (3,141,000)  (4.7)
Classified                 191,133,000     186,293,000       4,840,000    2.6
                         -------------   -------------    ------------   ----
Total Advertising      $   429,001,000 $   425,790,000   $   3,211,000    0.8

Circulation                 99,584,000      98,298,000       1,286,000    1.3
Other revenue               36,189,000      34,398,000       1,791,000    5.2
Broadcasting                58,332,000      63,167,000      (4,835,000)  (7.7)
                         -------------   -------------    ------------   ----
Total Revenue          $   623,106,000 $   621,653,000   $   1,453,000    0.2
                         =============   =============    ============   ====

VOLUME:
Newspaper Inches:
Local                        2,843,405       3,017,521        (174,116)  (5.8)
National                       311,326         346,275         (34,949) (10.1)
Classified                   4,892,588       4,987,374         (94,786)  (1.9)
                         -------------   -------------    ------------   ----
Total ROP                    8,047,319       8,351,170        (303,851)  (3.6)
                         =============   =============    ============   ====
Preprint Distribution
  (in thousands)               925,126         926,909          (1,783)  (0.2)
                         =============   =============    ============   ====

NET PAID CIRCULATION:
Morning (w/USAT)             6,778,261       6,946,351        (168,090)  (2.4)
Evening                      1,152,648       1,206,935         (54,287)  (4.5)
                         -------------   -------------    ------------   ----
Total Daily                  7,930,909       8,153,286        (222,377)  (2.7)
                         =============   =============    ============   ====
Sunday                       6,584,170       6,810,629        (226,459)  (3.3)
                         =============   =============    ============   ====

                         Year-to-Date through June 26, 2005
                                                                          %
                              2005            2004           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $ 1,060,781,000 $ 1,018,221,000   $  42,560,000    4.2
National                   393,191,000     386,309,000       6,882,000    1.8
Classified               1,093,774,000   1,046,389,000      47,385,000    4.5
                         -------------   -------------    ------------   ----
Total Advertising      $ 2,547,746,000 $ 2,450,919,000   $  96,827,000    4.0

Circulation                630,250,000     622,575,000       7,675,000    1.2
Other revenue              215,296,000     199,096,000      16,200,000    8.1
Television                 362,445,000     384,638,000     (22,193,000)  (5.8)
                         -------------   -------------    ------------   ----
Total Revenue          $ 3,755,737,000 $ 3,657,228,000   $  98,509,000    2.7
                         =============   =============    ============   ====

VOLUME:
Newspaper Inches:
Local                       18,130,258      18,516,766        (386,508)  (2.1)
National                     1,949,748       2,117,657        (167,909)  (7.9)
Classified                  29,699,667      30,155,303        (455,636)  (1.5)
                         -------------   -------------    ------------   ----
Total ROP                   49,779,673      50,789,726      (1,010,053)  (2.0)
                         =============   =============    ============   ====
Preprint Distribution
  (in thousands)             5,652,144       5,473,207         178,937    3.3
                         =============   =============    ============   ====

NET PAID CIRCULATION:
Morning (w/USAT)             7,020,571       7,167,936        (147,365)  (2.1)
Evening                      1,175,515       1,224,358         (48,843)  (4.0)
                         -------------   -------------    ------------   ----
Total Daily                  8,196,086       8,392,294        (196,208)  (2.3)
                         =============   =============    ============   ====
Sunday                       6,740,869       6,947,508        (206,639)  (3.0)
                         =============   =============    ============   ====

Note:The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues.
     Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

     The above revenue amounts and statistics have been restated to include all companies presently owned, including PointRoll, Inc. (acquired in June
     2005), HomeTown Communications (acquired in late March 2005), Captivate
     (acquired in April 2004) and NurseWeek (acquired in February 2004).
     PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers. PointRoll is included above in Other revenue. HomeTown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate is included above in
     Broadcasting revenue. NurseWeek is a multimedia company with print publications focused on the recruitment,recognition and education of nurses.

     Newsquest is a regional newspaper publisher in the United Kingdom with more than 300 titles,including paid and unpaid daily and non-daily products.
     Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above. Circulation volume statistics for Sunday Herald are included above in the Sunday statistics. Circulation volume statistics for
     Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.

     Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                         2nd Quarter (March 28, 2005 - June 26, 2005)
                                                                          %
                              2005            2004           CHANGE     CHANGE
REVENUES:
Advertising:
Local                  $   549,394,000 $   535,652,000   $  13,742,000     2.6
National                   202,446,000     203,123,000        (677,000)   (0.3)
Classified                 562,991,000     536,722,000      26,269,000     4.9
                         -------------   -------------    ------------    ----
Total Advertising      $ 1,314,831,000 $ 1,275,497,000   $  39,334,000     3.1

Circulation                314,857,000     308,441,000       6,416,000     2.1
Other revenue              112,821,000     104,300,000       8,521,000     8.2
Broadcasting               197,888,000     212,520,000     (14,632,000)   (6.9)
                         -------------   -------------    ------------    ----
Total Revenue          $ 1,940,397,000 $ 1,900,758,000   $  39,639,000     2.1
                         =============   =============    ============    ====

VOLUME:
Newspaper Inches:
Local                        9,371,047       9,724,099        (353,052)   (3.6)
National                       998,139       1,079,851         (81,712)   (7.6)
Classified                  15,430,146      15,679,255        (249,109)   (1.6)
                         -------------   -------------    ------------    ----
Total ROP                   25,799,332      26,483,205        (683,873)   (2.6)
                         =============   =============    ============    ====
Preprint Distribution        2,902,335       2,842,490          59,845     2.1
  (in thousands)         =============   =============    ============    ====

Note:The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues.
     Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

     The above revenue amounts and statistics have been restated to include all companies presently owned, including PointRoll, Inc. (acquired in June
     2005), HomeTown Communications (acquired in late March 2005), Captivate
     (acquired in April 2004) and NurseWeek (acquired in February 2004).
     PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers. PointRoll is included above in Other revenue. HomeTown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate is included above in
     Broadcasting revenue. NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses.

     Newsquest is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products.
     Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above. Circulation volume statistics for Sunday Herald are included above in the Sunday statistics. Circulation volume statistics for
     Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.

     Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

Gannett Online Internet Audience
June 2005

Nielsen//NetRatings

Home/Work Panel Combined

	Unique Visitors Per Month	Percentage Reach of Internet Audience
Gannett Online	19,937,000	13.1%